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                                                                   Exhibit 10.20

                              SUBADVISORY CONTRACT

         AGREEMENT made as of the 31st day of December, 1991, by and among IVY FUND, a Massachusetts business trust (hereinafter called the "Fund"), IVY MANAGEMENT INC., a Massachusetts corporation (hereinafter called the "Manager"), and BOSTON OVERSEAS INVESTORS, INC., a Massachusetts corporation (hereinafter called the "Subadviser").

                              W I T N E S S E T H:

         WHEREAS, the Manager desires to utilize the services of the Subadviser as financial counsel with respect to certain portfolio assets of the Fund; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

         1. THE SUBADVISER'S SERVICES. The Subadviser will serve the Manager as financial counsel with respect to the portfolio of Ivy International Fund (the "Portfolio"), being one of the portfolio series of the Fund, which is under the management of the Manager pursuant to a Business Management and Investment Advisory Agreement between the Manager and the Fund dated December 31, 1991.

         The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Portfolio as set forth in the current prospectus of the Fund governing the offering of its shares and subject to such resolutions as from time to time may be adopted by the Fund's Trustees and furnished to the Subadviser, to develop, recommend and implement such investment program and strategy for the Portfolio as may from time to time in the circumstances appear most appropriate to the achievement of the investment objective of the Portfolio as stated in the aforesaid Prospectus, to provide research and analysis relative to the investment program and investments of the Portfolio, to determine what securities should be purchased and sold and what portion of the assets of the Portfolio should be held in cash or cash equivalents and to monitor on a continuing basis the performance of the portfolio securities of the Portfolio. In addition, the Subadviser will place orders for the purchase and sale of portfolio securities and, subject to the provisions of the following paragraph, will take reasonable steps to assure that portfolio transactions are effected at the best price and execution available, as such phrase is used in the Fund's current prospectus. The Subadviser will advise the Fund's custodian and the Manager on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Fund or the Manager may reasonably request, the Subadviser will furnish to the Fund's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the Portfolio, all in such detail as the Fund or the Manager may reasonably request. The Subadviser will also inform the Fund's officers and Trustees on a current basis of changes in investment strategy or tactics. The Subadviser will make its officers and employees


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available to meet with the Fund's officer and Trustees at least quarterly on due notice to review the investments and investment program of the Portfolio in the light of current and prospective economic and market conditions.

         In using its best efforts to obtain for the Portfolio the most favorable price and execution available, the Subadviser, bearing in mind the Portfolio's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Portfolio to pay an unaffiliated broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction of the Subadviser's overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

         It shall be the duty of the Subadviser to furnish to the Trustees of the Fund such information as may reasonably be necessary in order for such Trustee to evaluate this Contract or any proposed amendments thereto for the purposes of casting a vote pursuant to Sections 4 or 5 hereof.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund or of the Manager.

         2. OTHER AGREEMENT, ETC. It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, any such interested person or any such organization may have an interest in the Fund. It is also understood that the Subadviser, the Manager and the Fund may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security is proposed to be purchased or sold for the Fund is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

         3. SUBADVISER'S COMPENSATION. The Manager shall pay to the Subadviser for its services hereunder a fee at the annual rate of 0.60% of the Portfolio's average net assets from time to time being managed by the Subadviser, subject to reduction as provided below. Such fee

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shall be accrued daily on the basis of the value of the daily net assets of the
Portfolio as are then being managed by the Subadviser and by payable quarterly after the end of each calendar quarter on or before the 15th day of January, April, July and October of each year with respect to the preceding quarter.

         In the event that the expenses of the Portfolio exceed any expenses limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective and the fee payable to the Manager with respect to the Portfolio is reduced in order to comply with such expense limitation, then the fee payable to the Subadviser hereunder shall be reduced to such extent as shall be determined by the terms of any waiver of fee which the Subadviser may, by written notice to the Fund and the Manager, voluntarily declare to be effective, subject to such terms and conditions as the Subadviser may prescribe in such notice.

         The method of determining net assets of the Portfolio for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of Portfolio shares. If this Contract shall be effective for only a portion of a calendar quarter, the aforesaid fee shall be prorated for that portion of such calendar quarter during which this Contract is in effect.

         4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event of the termination of the Business Management and Investment Advisory Agreement between the Fund and the Manager as to the Portfolio; provided that such termination shall not relieve either party of any liability incurred hereunder. The terms of this Contract shall not be changes unless such change is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Portfolio and unless also approved by the affirmative vote of a majority of Trustees who are not interested persons of the Fund, the Manager or the Subadviser cast in person at a meeting called for the purpose of voting on such change.

         5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT. This Contract shall become effective as of the closing of the acquisition of the capital stock of the Manager by Mackenzie Investment Management Inc. on December 31, 1991 and shall remain in full force and effect continuously thereafter unless terminated automatically as set forth in Section 4 hereof or until terminated as follows:

                  (a) The Fund or the Manager may at any time terminate this Contract by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser; or

                  (b) The Subadviser may at any time terminate this Contract by not less than one hundred twenty (120) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or

                  (c) If the Trustees of the Fund who are not interested persons of the Fund, the Manager of the Subadviser and either (i) a majority of all of the Trustees of the Fund, or (ii) the shareholders of the Portfolio, by the affirmative vote of a majority of the


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         outstanding voting securities of the Portfolio, do not prior to
         _________________, 199___ and at least annually thereafter prior to the anniversary of said date specifically approve the continuance of this Contract, then this Contract shall automatically terminate on __________________, 199___ or on the anniversary of said date next following the absence of such annual approval; provided, however, that if the continuance of this Contract is submitted to the shareholders of a Portfolio for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Subadviser may continue to serve hereunder as to such Portfolio in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

         Action of the Fund under (a) above may be taken either (i) by vote of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding voting securities of the Portfolio.

         Action by the Trustees of the Fund who are not interested persons of the Fund, the Manager or the Subadviser under (c) above must be by a vote of a majority of such Trustee cast in person at a meeting called for the purpose of voting on the continuance of the Contract. Termination of this Contract pursuant to this Section 5 shall be without payment of any penalty.

         6. CERTAIN DEFINITIONS. For the purposes of this Contract, the "affirmative vote of a majority of the outstanding voting securities of the Portfolio" means the affirmative vote, at a duly called and held meeting of shareholders of the Portfolio, (a) of the holders of 67% or more of the shares of the Portfolio, (a) of the holders of 67% or more of the shares of the Portfolio present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting, whichever is less.

         For the purposes of this Contract, the terms "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. For purposes of this Contract the term "at least annually . . . specifically approve" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

         For the purposes of this Contract, the terms "assets", "net assets", "securities", "portfolio securities" or "investments" of the Portfolio shall mean respectively, such assets, net assets, securities, portfolio securities or investments which are from time to time under the management of the Subadviser pursuant to this Contract.

         7. NON-LIABILITY OF THE SUBADVISER. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager or the Fund, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under applicable Federal and State securities laws.


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         8. LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS AND SHAREHOLDERS.
A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund but are binding only upon the assets and property of the Fund.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

         IN WITNESS WHEREOF, IVY FUND, IVY MANAGEMENT INC. and BOSTON OVERSEAS INVESTORS, INC. have each cause this instrument to be signed in duplicate on its behalf by the officer designated below thereunder duly authorized.


                                   IVY FUND


                                   By:
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                                       TITLE:


                                   IVY MANAGEMENT INC.


                                   By:
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                                       TITLE:


                                   BOSTON OVERSEAS INVESTORS, INC.


                                   By:
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                                       TITLE: